Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated August 21, 2025 with respect to the audited financial statements of GSR IV Acquisition Corp. as of December 31, 2024 and 2023, and for the year ended December 31, 2024 and for the period from May 10, 2023 (inception) through December 31, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 21, 2025